Exhibit (a)(1)(D)

Offer to Purchase

All Outstanding Shares of Common Stock

of

ZOGENIX, INC.

at

$26.00 per share, net in cash, plus one non-transferable contingent value right per share, which represents the right to receive a contingent cash payment of $2.00 upon the achievement, if any, of a specified milestone Pursuant to the Offer to Purchase dated February 1, 2022 by

Zinc Merger Sub, Inc.,

an indirect wholly owned subsidiary of

UCB S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON MARCH 1, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

February 1, 2022

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 1, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) in connection with the offer by Zinc Merger Sub, Inc., a Delaware corporation (“Purchaser”) and indirect wholly owned subsidiary of UCB S.A., a société anonyme formed under the laws of Belgium (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) of Zogenix, Inc., a Delaware corporation (“Zogenix”), in exchange for (i) $26.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Cash Amount”), plus (ii) one non-transferable contingent value right per Share (each, a “CVR”), which CVR represents the right to receive a contingent payment of $2.00, net to the seller in cash, without interest and less any applicable tax withholding, which amount will become payable, if at all, if a specified milestone is achieved on or prior to December 31, 2023 (the Cash Amount plus one CVR, collectively, or any greater amount per Share that may be paid pursuant to the Offer, being hereinafter referred to as the “Offer Price”), upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended, supplemented or otherwise modified from time to time, collectively constitute the “Offer”).

Also enclosed is Zogenix’s Solicitation/Recommendation Statement on Schedule 14D-9. The Board of Directors of Zogenix unanimously recommends that you tender all of your Shares in the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.

The offer price for the Offer is (i) $26.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Cash Amount”), plus (ii) one non-transferable contingent value right per Share (each, a “CVR”), which CVR represents the right to receive a contingent payment of $2.00, net to the seller in cash, without interest and less any applicable tax withholding, which amount will become payable, if at all, if a specified milestone is achieved on or prior to December 31, 2023, upon the terms and subject to the conditions of the Offer.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 18, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among Zogenix, Parent and Purchaser. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into Zogenix pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with Zogenix continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Parent (the “Merger”).

4.

The board of directors of Zogenix (the “Zogenix Board”) has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, Zogenix and its stockholders; (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; (iii) resolved that the Merger shall be effected pursuant to Section 251(h) of the DGCL as soon as practicable following the acceptance by Purchaser of the Shares tendered in the Offer following completion thereof; and (iv) resolved to recommend that Zogenix’s stockholders accept the Offer and tender their Shares pursuant to the Offer. The Zogenix Board unanimously recommends that Zogenix’s stockholders accept the Offer and tender their Shares pursuant to the Offer.

5.	The Offer and withdrawal rights will expire one minute after 11:59 p.m., Eastern Time, on March 1, 2022, unless the Offer is extended or earlier terminated.

6.	The Offer is not subject to a financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

ZOGENIX, INC.

at

$26.00 per share, net in cash, plus one non-transferable contingent value right per share, which represents the right to receive a contingent cash payment of $2.00 upon the achievement, if any, of a specified milestone Pursuant to the Offer to Purchase dated February 1, 2022 by

Zinc Merger Sub, Inc.,

an indirect wholly owned subsidiary of

UCB S.A.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 1, 2022, and the related Letter of Transmittal, in connection with the offer by Zinc Merger Sub, Inc., a Delaware corporation (“Purchaser”) and wholly owned subsidiary of UCB S.A., a société anonyme formed under the laws of Belgium (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) of Zogenix, Inc., a Delaware corporation (“Zogenix”), in exchange for (i) $26.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Cash Amount”), plus (ii) one non-transferable contingent value right per Share (each, a “CVR”), which CVR represents the right to receive a contingent payment of $2.00, net to the seller in cash, without interest and less any applicable tax withholding, which amount will become payable, if at all, if a specified milestone is achieved on or prior to December 31, 2023 (the Cash Amount plus one CVR, collectively, or any greater amount per Share that may be paid pursuant to the Offer, being hereinafter referred to as the “Offer Price”), upon the terms and subject to the conditions of the Offer to Purchase, dated February 1, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase,” which, together with the Offer to Purchase, as they may be amended, supplemented or otherwise modified from time to time, collectively constitute the “Offer”).

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned’s behalf will be determined by Purchaser and such determination shall be final and binding, subject to any judgment of any court of competent jurisdiction.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

NUMBER OF SHARES TO BE TENDERED:	SIGN HERE

Shares*
(Signature(s))

Please Type or Print Name(s)

Address(es)

Area Code and Telephone Number

Tax Identification Number or Social Security Number

Dated:
Account Number:
*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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